                                                                    Exhibit 10.8

                              IXL HOLDINGS, INC.
                             1465 Northside Drive
                            Atlanta, Georgia 30318


                                                            as of April 30, 1996


Kelso & Company, L.P.
320 Park Avenue
New York, New York  10022

Attention:  Mr. Frank T. Nickell

Ladies and Gentlemen:

        IXL Holdings, Inc. (the "Company"), hereby agrees to retain you, Kelso & Company, L.P. ("Kelso"), to provide consulting and advisory services to the Company commencing on the date hereof for a term ending on the date on which Kelso and its affiliates cease to own any equity securities of the Company.
Such services may include (i) assisting in the raising of additional debt and equity capital from time to time for the Company, if deemed advisable by the Board of Directors of the Company, (ii) assisting the Company in its long-term strategic planning generally, and (iii) providing such other consulting and advisory services as the Company may reasonably request.

        In consideration of providing the foregoing services, the Company will pay to Kelso an annual advisory fee of $15,000, payable in advance on January 1 of each year. The first payment will be due on the first day of the first full calendar quarter following the closing under the Exchange Agreement, dated as of April 30, 1996, among the Company, William Stephen Floyd, Richard Nailling, Theresa B. Joel and Richard D. Bowman and will be a pro rated amount equal to the product of (a) $15,000 and (b) the quotient of the number of days remaining in 1996 from such closing over 365. If Kelso or any of its affiliates or designees invests additional equity in the Company or any of its affiliates on one or more occasions after the date hereof, then, in each such case, the Company and Kelso will negotiate in good faith to effect a mutually acceptable increase to such






























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advisory fee. The Company will also reimburse Kelso promptly for Kelso's reasonable out-of-pocket costs and expenses incurred in connection with the performance of Kelso's duties hereunder.

        The Company will indemnify Kelso and its affiliates, and their respective officers, directors, partners, employees, agents and control persons (as such term is used in the Securities Act of 1933, as amended, and the rules and regulations thereunder) to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee's counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising out of any services rendered by Kelso hereunder, provided,
                                                                    --------
however, there shall be excluded from such indemnification any such claim,
-------
loss or expense that is based upon any action or failure to act by Kelso that is found in a final judicial determination to constitute gross negligence or intentional misconduct on Kelso's part. The Company will advance costs and expenses, including attorney's fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.

        The Company's obligations set forth in this Agreement shall survive the termination of Kelso's services pursuant to paragraph one.

        This agreement shall be governed by the laws of the State of New York.

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     If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.



                                                   Very truly yours,
                                                   IXL HOLDINGS, INC.


                                                   By: /s/ U. Bertram Ellis, Jr.
                                                       -------------------------
                                                       Name:
                                                       Title:



Agreed and accepted as of
April 30, 1996.

KELSO & COMPANY, L.P.


By: Kelso & Companies, Inc.,
    its general partner

By: /s/ Frank T. Nickell
    --------------------
    Name:
    Title:

                                   FORM OF
                        AMENDMENT TO ADVISORY AGREEMENT
                        -------------------------------


          AMENDMENT TO ADVISORY AGREEMENT (the "Agreement"), dated as of _________ __, 1999, between iXL Enterprises, Inc., a Delaware corporation (formerly named IXL Holdings, Inc.) (the "Company") and Kelso & Company, L.P.
("Kelso").                                -------
  -----

          WHEREAS, the Company and Kelso are parties to a Letter Agreement, dated as of April 30, 1996 (the "1996 Advisory Agreement");

          WHEREAS, Kelso has provided consulting and advisory services to the Company pursuant to the 1996 Advisory Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          1.  Amendment of the Advisory Agreement  Effective upon the closing of
              -----------------------------------
the Company's initial public offering of its common stock, par value $0.01 per share, Kelso's obligation to continue to provide ongoing consulting and advisory services pursuant to the first paragraph of the 1996 Advisory Agreement and the Company's obligation to pay to Kelso an annual advisory fee pursuant to the second paragraph of the 1996 Advisory Agreement will terminate.

          2.  Survival and Amendment of Expense Reimbursement  The Company's
              -----------------------------------------------
obligation to reimburse Kelso promptly for Kelso's out-of-pocket costs and expenses pursuant to the last sentence of the second paragraph of the 1996 Advisory Agreement is hereby amended and restated as follows:

          "The Company shall reimburse Kelso promptly for Kelso's reasonable out-of-pocket costs and expenses incurred in connection with the monitoring by Kelso of its investment in the Company from and after the date hereof."

          3.  Survival of Indemnification.  The Company's obligation to
              ---------------------------
indemnify Kelso and its affiliates and to reimburse certain expenses pursuant to the fourth paragraph of the 1996 Advisory Agreement shall remain in full force and effect.

          4.  Counterparts.  This Agreement may be executed in counterparts,
              -------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.


                                        iXL ENTERPRISES, INC.


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        KELSO & COMPANY, L.P.

                                        By:  Kelso & Companies, Inc.,
                                             its general partner


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


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